NORTHEAST UTILITIES (PARENT)
                         BALANCE SHEET
                         AS OF SEPTEMBER 30, 1997
                         (THOUSANDS OF DOLLARS)
                         FINANCIAL STATEMENT 1.1 PAGE 1 OF 2
                                                          PRO FORMA
                                                         GIVING EFFECT
                                            PRO FORMA     TO PROPOSED
                                PER BOOK   ADJUSTMENTS*   TRANSACTION

ASSETS
OTHER PROPERTY AND INVESTMENTS:
   INVESTMENTS IN SUB. CO'S
      AT EQUITY                $2,323,774                  $2,323,774
   INVESTMENTS IN TRANSMISSION
      COMPANIES, AT EQUITY         21,191                      21,191
   OTHER, AT COST                     407                         407
                               -----------  ------------  ------------
      TOTAL OTHER PROPERTY &
           INVESTMENTS          2,345,372           0       2,345,372

CURRENT ASSETS:
   CASH AND SPECIAL DEPOSITS           10      24,625(a)       24,635
   NOTES REC. FROM AFF. CO'S       29,900                      29,900
   NOTES AND ACCOUNTS REC.            699                         699
   ACCOUNTS REC. FROM AFF. CO'S       641                         641
   PREPAYMENTS                        400                         400
                               -----------  ------------  ------------
      TOTAL CURRENT ASSETS         31,650      24,625          56,275
                               -----------  ------------  ------------

DEFERRED CHARGES:
   ACCUMULATED DEF.INCOME TAXES     2,173                       2,173
   UNAMORTIZED DEBT EXPENSE           267                         267
   OTHER                               47                          47
                               -----------  ------------  ------------
      TOTAL DEFERRED CHARGES        2,487           0           2,487
                               -----------  ------------  ------------
      TOTAL ASSETS             $2,379,509     $24,625      $2,404,134


*EXPLANATION AT FINANCIAL STATEMENT 1.2  PAGE 3 OF 3

                         NORTHEAST UTILITIES (PARENT)
                         BALANCE SHEET
                         AS OF SEPTEMBER 30, 1997
                         (THOUSANDS OF DOLLARS)
                         FINANCIAL STATEMENT 1.1 PAGE 2 OF 2
                                                          PRO FORMA
                                                         GIVING EFFECT
                                            PRO FORMA     TO PROPOSED
                                PER BOOK   ADJUSTMENTS*   TRANSACTION

CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
   COMMON SHARES                 $684,003                    $684,003
   CAPITAL SURPLUS,  PAID IN      933,080                     933,080
   DEF. BENEFIT PLAN - ESOP      (157,506)                   (157,506)
   RETAINED EARNINGS              701,707      (1,945)        699,762
                               -----------  ------------  --------------
   TOTAL COMMON STOCKHOLDER'S
          EQUITY                2,161,284      (1,945)      2,159,339

   LONG-TERM DEBT,NET             188,000                     188,000
                               -----------  ------------  ---------------
      TOTAL CAPITALIZATION      2,349,284      (1,945)      2,347,339

CURRENT LIABILITIES:
   NOTES PAYABLE TO BANK                0      25,000 (a)      25,000
   ACCOUNTS PAYABLE                 1,939                       1,939
   ACCOUNTS PAYABLE TO AFF. CO'       516                         516
   CURR. POR. OF LONG-TERM DEBT    16,000                      16,000
   ACCRUED INTEREST                 4,840       2,415 (b)       7,255
   ACCRUED TAXES                    6,356        (845)(c)       5,511
   OTHER                              130                         130
                               ------------  ------------  --------------
      TOTAL CURRENT LIABILITIES    29,781      26,570          56,351


DEFERRED CREDITS:
   OTHER                              444                         444
                               -----------  -------------  ---------------
      TOTAL DEFERRED CREDITS          444           0             444
                               -----------  -------------  ---------------
      TOTAL CAPITALIZATION AND
            LIABILITIES        $2,379,509     $24,625      $2,404,134



*EXPLANATION AT FINANCIAL STATEMENT 1.2  PAGE 3 OF 3

                         NORTHEAST UTILITIES (PARENT)
                         INCOME STATEMENT
                         FOR 12 MONTHS ENDED SEPTEMBER 30, 1997
                         (THOUSANDS OF DOLLARS)
                         FINANCIAL STATEMENT 1.2 PAGE 1 OF 3
                                                           PRO FORMA
                                                         GIVING EFFECT
                                            PRO FORMA     TO PROPOSED
                                PER BOOK   ADJUSTMENTS*   TRANSACTION


OPERATING REVENUE                      $0          $0              $0
                               ----------- -------------- -------------

OPERATING EXPENSES:
   OPERATION EXPENSE                9,788          375(a)      10,163
   FED. AND STATE INCOME TAXES    (10,834)       (845)(c)     (11,679)
   TAXES OTHER THAN INCOME TAXES       64                          64
                               ----------- -------------- -------------
TOTAL OPERATING EXPENSES             (982)       (470)         (1,452)
                               ----------- -------------- -------------
OPERATING INCOME                      982         470           1,452
                               ----------- -------------- -------------
OTHER INCOME (LOSS):
   EQUITY IN EARNINGS OF SUBS.   (161,118)                   (161,118)
   EQUITY IN EARNINGS OF
     TRANSMISSION COMPANIES         3,019                       3,019
   OTHER, NET                       1,784                       1,784
                               ------------ ------------- -------------
OTHER LOSS, NET                  (156,315)          0        (156,315)
                               ------------ ------------- --------------
LOSS BEFORE INTEREST CHARGES     (155,333)        470        (154,863)
                               ------------ ------------- --------------

INTEREST CHARGES:
   INTEREST ON LONG-TERM DEBT      17,910                      17,910
   OTHER INTEREST                   1,807       2,415 (b)       4,222
                               ------------ ------------- --------------
 TOTAL INTEREST CHARGES            19,717       2,415          22,132
                               ------------ ------------- --------------

      NET INCOME                 (175,050)     (1,945)       (176,995)
                               ------------ ------------- --------------

EARNINGS FOR COMMON SHARES       (175,050)     (1,945)       (176,995)

EARNINGS PER COMMON SHARE           -1.36                       -1.37

COMMON SHARES OUTSTANDING
         (AVERAGE)            129,122,239                 129,122,239

*EXPLANATION AT FINANCIAL STATEMENT 1.2  PAGE 3 OF 3

                         NORTHEAST UTILITIES (PARENT)
                         CAPITAL STRUCTURE AS OF SEPTEMBER 30, 1997
                         (THOUSANDS OF DOLLARS)
                         FINANCIAL STATEMENT 1.2.1 PAGE 2 OF 3
                                                           PER BOOK
                                                          ADJUSTED TO
                                           PRO FORMA       REFLECT
                           %    PER BOOK   ADJUSTMENT      PRO FORMA    %

DEBT:
   LONG-TERM DEBT                $204,000                   $204,000
                               ----------  -----------    -----------
       TOTAL DEBT        8.6%     204,000                    204,000    8.6%

COMMON EQUITY:
   COMMON SHARES                  684,003                    684,003
   CAPITAL SURPLUS, PAID IN       933,080                    933,080
   DEFERRED BENEFIT PLAN
       -ESOP                     (157,506)                  (157,506)
   RETAINED EARNINGS              701,707      (1,945)       699,762
                               -----------  -----------   ------------
TOTAL COMMON STOCKHOLDER'S
   EQUITY               91.4%   2,161,284      (1,945)     2,159,339   91.4%
                               ------------ -----------   ------------
TOTAL CAPITAL          100.0%  $2,365,284      (1,945)    $2,363,339  100.0%


                         EXPLANATION OF ADJUSTMENTS
                         (THOUSANDS OF DOLLARS)
                         FINANCIAL STATEMENT 1.2 PAGE 3 OF 3

                                              DEBIT         CREDIT

(a)   CASH                                    $24,625
        OPERATION EXPENSE                         375
               NOTES PAYABLE TO BANK                          $25,000

To record the borrowing of up to the entire $25 million available to the company under the additional facility and related structuring fees.

(b)   OTHER INTEREST EXPENSE                    2,415
               ACCRUED INTEREST                                 2,415

To record interest expense on the additional proposed borrowing at LIBOR as of 1/10/97 [5.66%] + 4.00%
                 $25,000   x      9.66%   =                     2,415


(c)   ACCRUED TAXES                               845
               FEDERAL AND STATE INCOME TAX EXPENSE               845

To record the reduction in income taxes due to the higher interest expense:
                  $2,415   x     35.00%   =                       845